Exhibit 10.17

Loan and Security Agreement

Loan No.: 6225

THIS LOAN AND SECURITY AGREEMENT (the “Agreement”) is entered into as of this 3 day of February, 2011, by and between AMERIQUEST TRANSPORTATION SERVICES, INC., AMERIQUEST LEASING & MAINTENANCE, INC. (hereinafter referred to individually and ‘collectively as “Borrower”) with an address at One South Summit Avenue, Oakbrook Terrace, IL 60181, 6195 Crooked Creek Road, Norcross, GA 30092 and PNC EQUIPMENT FINANCE, LLC (“Lender”), with an address at 1000 Westlakes Drive, Suite 200, Berwyn, PA 19312.

1.                                      LOAN.

(a)                                 Agreement to Lend.  Lender hereby agrees, subject to the conditions set forth herein to make a loan or loans (collectively, the “Loan”) to Borrower, the respective principal amounts, interest rates, repayment terms and other provisions relating to which are set forth on the applicable Request For Advance (as hereinafter defined).  The proceeds of each Loan will be used for the purpose of acquiring the personal property listed on the applicable Request For Advance (the “Collateral”).

(b)                                 Repayment of Loan; Evidence of Debt.  Borrower hereby unconditionally promises to pay to the order of Lender the unpaid principal amount of each Loan, together with interest thereon.  Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to Lender resulting from each Loan made by Lender, including the amounts of principal and interest payable and paid to Lender from time to time hereunder.  The entries made in the accounts maintained pursuant to the preceding sentence shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that Lender’s failure to maintain such accounts or any error therein shall not in any manner affect Borrower’s obligation to repay each Loan in accordance with the terms of this Agreement.  In the event of any default by Borrower in payment or performance of any of the Obligations (as hereinafter defined), Lender may declare this Agreement and any other note, schedule, supplement, lease, guaranty, agreement, instrument or document executed in conjunction herewith (collectively, the “Loan Documents”) to be in default hereunder and Lender may proceed with its remedies against Borrower in accordance with paragraph 26, below, with respect to any or all of the Loan Documents.

(c)                                  Lender’s Discretion.  The Loan is not a committed line of credit.  Borrower acknowledges and agrees that Loans made under this Agreement, if any, shall be made at Lender’s sole discretion.  Lender may decline to make any Loan requested by Borrower pursuant to any Request For Advance hereunder at any time and for any reason without prior notice to Borrower.

2.                                      SECURITY.  The security for the repayment of the Obligations shall include but not be limited to the Collateral, guaranties and others documents heretofore, contemporaneously or hereafter executed and delivered to Lender, which shall secure the repayment of the Loan, all amounts set forth on each Request For Advance and all other loans, advances, debts, liabilities, obligations, covenants, including under any interest or currency swap, future, option or other interest rate protection or similar agreement, and duties owing by Borrower to Lender or any direct or indirect subsidiary of the PNC Financial Services Group, Inc., of any kind or nature present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether or not evidenced by any note, guaranty, lease, schedule or other instrument, whether arising under any agreement, instrument or document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, equipment lease or guaranty, whether direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, and any amendments, extensions, renewals and increases of or to any of the foregoing, and all costs and expenses of Lender incurred in any way in connection therewith, including but not limited to reasonable attorneys’ fees and expenses (collectively, the “Obligations”).

3.                                      GRANT OF SECURITY INTEREST.  To secure the Obligations, Borrower, as, debtor, hereby assigns and grants to Lender, as secured party, a continuing lien on and security interest in the Collateral.

4.                                      TERMS.  The Obligations of the parties under this Agreement shall commence upon the written: acceptance hereof by Lender and shall end upon full performance and observation of each and every term, condition and covenant set forth in this Agreement and any extensions; modifications or amendments hereto.  The payment turns for the respective Loan listed on: the applicable Request For Advance shall commence on the date indicated on such Request For Advance and shall terminate upon payment in full of such Loan.  Any interim payments shall also set forth in such Request For Advance.

5.                                      PAYMENTS.  All payments, including any interim payments, in respect of the Loan as described in the applicable Request For Advance Shall be in the amount stated in such Request For Advance.  Payments are an absolute obligation of Borrower due and payable as set forth on the applicable Request For Advance irrespective of any claims, demands, set-offs, actions, suits or proceedings that Borrower may have or assert against Lender or any vendor of any of the Collateral.  Payments shall be made to Lender at P.O. Box 640306, Pittsburgh, PA 15264-0306, or at such other place as Lender or its successors or assigns may designate in writing to Borrower from time to time.

6.                                      DELINQUENT PAYMENT PENALTY.  If any payment or other amount due hereunder is not paid when due, Borrower agrees to pay a delinquent payment penalty of five percent (5%) of, and in addition to, the amount of such payment or other amount due hereunder, but no exceeding the lawful maximum, if any.  Delinquent interest at a rate per annum equal to the then current Prime Rate (as hereinafter defined: shall be payable upon demand with respect to all such delinquent amounts.  Interest shall accrue at said rate whether or not judgment hereon has been entered.  As used herein, “Prime Rate” shall mean the rate publicly announced by PNC Bank, National Association, from time to time as its prime rate.

7.                                      ADVANCES.  Lender may, at Borrower’s request, subject to the conditions set forth in this paragraph 7, make such advances, deposits and reimbursements as may be required for payment for, and purchase of, the Collateral and each such advance, deposit or reimbursement shall be an advance of principal of the Loan.  The Lender’s obligation to make any such advance, deposit or reimbursement is subject to the conditions that as of the date of such advance, deposit or reimbursement:

(a)                                 No Event of Default.  No Event of Default (as hereinafter defined) or event which with the, passage of time, the giving of notice or both would constitute an Event of Default shall have occurred and be continuing;

(b)                                 Authority Documents.  Lender shall have received certified copies of resolutions, incumbency certificates, opinions of counsel and other-proof of authorization satisfactory to Lender; and

(c)                                  Receipt of Loan Documents.  Lender shall have received a Request For Advance in form and substance satisfactory to Lender which shall have been completed and executed by Borrower (each, a “Request For Advance”) which, upon delivery to and acceptance by Lender, will become part of the Loan Documents, and such other instruments and documents which the Lender may reasonably request in connection with the transactions provided for in this Agreement, all in form and substance satisfactory to Lender and duly executed by the Borrower.

8.                                      DELIVERY AND INSTALLATION.  Borrower will select the Collateral and the supplier, and will order the Collateral from such supplier.  Lender shall not be liable for loss or damage for any reason such as failure of or delay in delivery, delivery to wrong location, delivery of improper Collateral or property other than the Collateral, defects in or damage to the Collateral, governmental regulations, strikes, embargoes or other causes, circumstances or events.  If the cost of any item of Collateral differs from the price set forth in the purchase order or the applicable Request For Advance, the payments due on the applicable Loan shall be changed to fully reflect any such difference.

9.                                      WARRANTY OF BORROWERS QUIET POSSESSION.  Lender covenants, subject to the disclaimer of warranties set forth immediately below, that so long as Borrower faithfully performs this Agreement, Borrower may quietly possess and use the Collateral without interference by Lender, or by any party claiming by or through Lender.

10.                               DISCLAIMER OF WARRANTIES.  BORROWER ACKNOWLEDGES AND AGREES THAT (i) THE COLLATERAL AND EACH PART THEREOF IS OF A SIZE, DESIGN, CAPACITY, AND MANUFACTURE SELECTED BY AND ACCEPTABLE TO BORROWER, (ii) BORROWER IS SATISFIED THAT THE COLLATERAL AND EACH PART THEREOF IS SUITABLE FOR ITS RESPECTIVE PURPOSE, (iii) LENDER IS NOT A MERCHANT, MANUFACTURER OR A DEALER IN PROPERTY OF SUCH KIND, (iv) THE COLLATERAL AND EACH PART THEREOF IS ENCUMBERED HEREUNDER, SUBJECT TO ALL APPLICABLE LAWS AND GOVERNMENTAL

REGULATIONS NOW IN EFFECT OR HEREAFTER ADOPTED AND IN THE STATE AND CONDITION WHEN THE SAME FIRST BECAME SUBJECT TO THIS AGREEMENT, WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND BY LEADER, AND (v) LENDER MAKES NO WARRANTY OR REPRESENTATION EITHER EXPRESS OR IMPLIED, AS TO THE .COLLATERAL (A) THE CONDITION, FITNESS, DESIGN, QUALITY, CAPACITY, WORKMANSHIP, OPERATION, AND MERCHANTABILITY OF THE COLLATERAL, (B) ANY OTHER MATTER WHATSOEVER, IT BEING AGREED THAT ALL SUCH RISKS, AS BETWEEN LENDER AND BORROWER, ARE TO BE BORNE BY BORROWER, AND THE BENEFITS OF ANY AND ALL IMPLIED WARRANTIES AND REPRESENTATIONS OF LENDER ARE HEREBY WAIVED BY BORROWER.  Lender is not responsible or liable for any direct, indirect, incidental, or consequential damage to, or loss resulting from, the installation, operation, or use of the Collateral or any product manufactured thereby.  Borrower’s recourse for breach of any representation or warranty of the vendor or supplier is limited to such vendor or supplier.  Notwithstanding the foregoing, Borrower’s obligations to make payment or otherwise under this Agreement shall be and are absolute and unconditional.  All proceeds of any such warranty recovery from the manufacturer or supplier of the Collateral shall first be used to repair the affected Collateral.

11.                               NATURE OF COLLATERAL.  The Collateral shall remain personal property, notwithstanding the manner in which it may be affixed to any real property.  Borrower shall obtain and cause to be recorded, where appropriate, at its own expense, from each landlord, owner, mortgagee or any person having an encumbrance or lien upon the real property where the Collateral is located, a waiver of any lien, encumbrance or interest which such person might have or hereafter obtain or claim with respect to the Collateral.  Borrower, at its expense, will protect and defend the title to the Collateral and will otherwise take all action required to keep the Collateral free and clear of all claims, levies, liens and encumbrances except for the security interest of Lender.  Lender assumes no liability and makes no representation as to the treatment by Borrower of this Agreement, the Collateral, or the payments due hereunder for financial, accounting or tax purposes.

12.                               LENDER’S RIGHT OF INSPECTION.  Lender, or its authorized agents, shall have the right during normal business hours to enter upon the premises where the Collateral is located (to the extent Borrower can permit) for the purpose of inspection.  Provided no Event of Default has occurred and is continuing, Lender shall provide Borrower prior notice of such inspection.

13.                               USE OF COLLATERAL.  Borrower represents that it is using the Collateral for a business or commercial purpose and not for personal, family or household use.  Borrower must use the Collateral in a careful and proper manner in conformity with (i) all statutes and regulations of each governmental authority having jurisdiction over Borrower or the collateral and its use and (ii) all policies of insurance relating to the Collateral or its use.  In addition, Borrower shall (i) not use the Collateral in any manner that would impair the applicability of manufacturer’s warranties or render the Collateral unfit for its originally intended use; (ii) require only authorized and competent personnel to operate the Collateral; (iii) not terminate the use of the Collateral prior to the last payment date indicated on the applicable Request For Advance except as otherwise provided in such Request for Advance.

14.                               ALTERATIONS.  Without Lender’s prior written consent, Borrower shall make no alterations, modifications or attachments to the Collateral which impair its economic value, economic and useful life, or functional utility.  All alterations, modification and attachments of whatsoever kind or nature made to the Collateral must be removed without damaging the functional capabilities or economic value of the affected Collateral upon the termination of the Agreement.  Under no circumstances shall any such alteration, modification or attachment be encumbered by Borrower or result in the creation of a mechanic’s or materialman’s lien, excepting as may arise by operation of law pending payment within ordinary business items.

15.                               MAINTENANCE AND REPAIRS.  At its expense Borrower shall maintain, operate, repair and make all modifications to the Collateral in a manner consistent with Borrower’s general practice and in accordance with good industry practice, manufacturer’s warranty requirements and specifications and Borrower’s established operation, maintenance and repair programs, without discrimination as to such Collateral, so as to keep the collateral in good working order and so as to comply with all applicable laws or applicable governmental actions and so as not to incur liability (whether or not there is a lack of compliance) under any environmental law or otherwise account for any release of, or exposure to, any hazardous material.  Lender shall not be required to maintain, repair or replace the Collateral or part thereto and Borrower hereby waives the right, however arising, to (i) require Lender to maintain, repair or replace any of the Collateral or part thereto, or (ii) make repairs at the expense of Lender pursuant to any applicable law.  Lender may review Borrower’s established operating procedures and maintenance records to assure compliance with this section.  Upon installation, any replacement part shall be deemed part of the Collateral.

16.                               RISK OF LOSS, DAMAGE AND THEFT.

(a)                                 Borrower will bear all risk of loss, damage, theft or destruction, partial or complete, to the Collateral from and after delivery of the Collateral to a carrier FOB point of origin, whether the terms of shipment require or authorize the Collateral to be shipped by carrier, to be delivered to Borrower’s place or places of business, or provide that Borrower accept possession of or title to the Collateral at any other location.  Borrower shall promptly notify Lender of any theft of or loss or damage to the Collateral.

(b)                                 Neither total nor partial loss of use or possession of the Collateral shall abate the requirement to make the payments set forth on the applicable Request For Advance.

(c)                                  The Collateral shall be deemed subjected to total loss (i) if it has disappeared regardless of the reason for disappearance or (ii) if it has sustained physical damage and the estimated cost of repair exceeds 75% of its fair market value on the date of damage.  Borrower’s duty to make the payment on the Loan secured by the Collateral subjected to total loss shall be discharged by paying to Lender, on demand all sums due hereunder.  The amount of applicable insurance proceeds, if any, actually received by Lender shall be subtracted from the amount for which Borrower is liable under this paragraph 16.

(d)                                 Borrower shall cause the Collateral subjected to partial loss to be restored to original capability.  Lender shall, upon receiving satisfactory evidence of restoration, promptly pay to Borrower, or such other party as Borrower shall direct, the proceeds of any :insurance or compensation received by Lender, by reason of such partial loss.

(e)                                  Lender shall not be obligated to undertake the collection of any claim against any person for either total or partial loss of the Collateral.  After Borrower discharges its obligations to Lender under either paragraph 16(c) or 16(d) above, Borrower may, for Borrower’s own account, proceed to recover from third parties and shall be entitled to retain any amount recovered.  Lender shall supply Borrower with any necessary assignment of claim.

17.                               INDEMNIFICATION.

(a)                                 Non-Tax Liability.  Borrower agrees to indemnify each Lender its directors, officers and employees and each legal entity, if any, which controls Lender (the “Indemnified Parties”) and to hold each Indemnified Party harmless from and against any and all claims, damages, losses liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation and preparation therefor) which any Indemnified party may incur or which may be asserted against any Indemnified Party in connection with or arising out of the matters referred in this Agreement or any related document by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of Lender); whether (i) arising from or incurred in connection with any breach of a representation, warranty or covenant by Borrower; (ii) the manufacture, installation, use, condition (including, but not limited to, patent or other defects and whether or not discoverable by Borrower or Lender), operation, ownership, selection, delivery, leasing, removal or return of the Collateral, regardless of where, how or by whom operated; or (iii) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority, which arises out of or relates to this Agreement or any related document; provided, however, that the foregoing indemnity agreements shall not apply to claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party’s gross negligence or willful misconduct.  The Indemnity agreement contained in this Paragraph shall survive the termination of this Agreement, prepayment of any amounts due and assignment of any rights hereunder.  Borrower may participate at its expense in the defense of any such action or claim.

(b)                                 Direct Tax Costs.  Borrower agrees to indemnify, protect, and hold harmless each indemnified Party, from and against any and all taxes, license fees, assessments and other governmental charges, fees, fines or penalties of whatsoever kind or character and by whomsoever payable, which are levied, assessed, imposed or incurred during the term of this Agreement, (i) on or relating to the Collateral, including any tax on the sale, ownership, use, leasing, shipment, transportation, delivery or operation thereof, (ii) on the exercise of any option, election or performance of any obligation by Borrower hereunder, (iii) of the kind generally referred to in items (i) and (ii) above which may remain unpaid as of the date of delivery of the Collateral to Borrower irrespective of when the same may have been levied, assessed, imposed or incurred, and (iv) by reason of all gross receipts and like taxes on or measured by rents payable hereunder levied by any state or local taxing authority having jurisdiction where the Collateral is located.  Borrower agrees to comply with all state and local laws requiring the filing of ad valorem tax returns relating to the Collateral.  Any statements for such taxes received by Lender shall be promptly forwarded to Borrower.  This subparagraph shall not be deemed to obligate Borrower to pay (i) any taxes, fees, assessments and charges which may have been included in the Loan amount financed by Lender is set forth in the related Request For Advance, other than as payable pursuant to the terms of such Request For Advance, or (ii) any income or like taxes against Lender on or measured by the net income from the payments hereunder, Borrower shall not be obligated to pay any amount under this subparagraph so long as it shall, at its expense and in good faith and by appropriate proceedings, contest the validity or the amount thereof unless such contest would adversely affect the lien or security interest of Lender on the Collateral or would subject the Collateral to forfeiture or sale.  Borrower agrees to indemnify each indemnified Party against any loss, claim, demand and expense including legal expense resulting from such nonpayment or contest.

(c)                                  Indemnity Payment.  The amount payable pursuant to subparagraphs 17(a) and 17(b) shall be payable upon demand of Lender accompanied by a statement describing in reasonable detail such loss, liability, injury, claim, expense or tax and setting forth the computation of the amount so payable.

(d)                                 Survival.  The indemnities and assumptions of liabilities and obligations provided for in this paragraph 17 shall continue in full force and effect notwithstanding the expiration or other termination of this Agreement.

18.                               BORROWER’S ASSIGNMENT.  Without Lender’s prior written consent, Borrower shall not assign, bail, hypothecate, encumber, transfer or dispose of the Collateral or any interest in this Agreement nor impair Lender’s security interest on the ‘Collateral.  No assignment, whether or not with Lender’s consent, shall release Borrower, or any guarantor from any of its respective obligations or otherwise materially adversely affect any rights or remedies of Lender under this Agreement.  Any attempted assignment without Lender’s written consent shall be void and of no effect.  Borrower shall not assign this Agreement, nor shall this Agreement or any rights under this Agreement or in the Collateral inure to the benefit of any trustee in bankruptcy, receiver, creditor, or other successor of Borrower whether by operation of law or otherwise.  Borrower may lease the Collateral in the ordinary course of its business provided (i) that all such leases as they relate to the Collateral are hereby assigned to Lender and Borrower grants Lender a security interest in all such Leases to further secure performance by Borrower of the Obligations hereunder and (ii) Borrower shall remain primarily liable hereunder notwithstanding Borrower entering into any such lease.

19.                               LENDER’S ASSIGNMENT.  All rights of Lender hereunder, in the payments and in the Collateral may be assigned, pledged, mortgaged, transferred, or otherwise disposed of, either in whole or in part, without notice to Borrower.  No such assignee shall be obligated to perform any duty, covenant, or condition required to be performed by Lender under the terms of this Agreement unless such assignee expressly assumes such obligations.  Lender shall remain liable to Borrower hereunder to perform such duty, covenant, and condition unless such assignee expressly assumes Lender’s obligations, in which event Borrower hereby releases Lender from such obligations.  Such assignee shall have all rights, powers and remedies given to Lender by this Agreement, and shall be named as lender loss payee or co-insured under all policies of insurance maintained pursuant to paragraph 20 hereof.  If Lender assigns this Agreement or the monies due or to become due hereunder or any other interest herein, Borrower agrees not to assert against Lender’s assignee any defense, set-off, recoupment, claim or counterclaim which Borrower may have against Lender, whether arising under this Agreement or any other transaction between Lender and Borrower.  Subject to paragraph 18 hereof and this paragraph 19, this Agreement inures to the benefit of, and is binding upon, the heirs, legatees, personal representatives, successors and assigns of the parties hereto.

20.                               INSURANCE.  Borrower will at its own expense insure the Collateral or cause the Collateral to be insured in compliance with the terms and conditions of the applicable Request For Advance, in form and in an amount satisfactory to Lender with insurance carriers approved by Lender.  The proceeds of any insurance claim due to the theft or loss of or damage to the Collateral shall be applied as provided in paragraph 26 hereof.  In addition to the compliance with the terms and conditions of the applicable Schedule and the other terms and conditions of this paragraph 20, Borrower: shall comply with the following conditions:

(a)                                 Borrower, prior to the inception of the term of this Agreement, shall deliver to Lender all required policies of insurance or, in the alternative, other proper evidence of insurance, which shall be sufficiently detailed to advise Lender of all types of coverage and inclusions;

(b)                                 Borrower shall cause each insurer to agree by endorsement to the policies that each insurer will give at minimum thirty (30) days’ written notice to Lender before any policy will be altered or canceled for any reason, including, without limitation, failure of the Borrower to pay premiums;

(c)                                  All coverage must be in effect upon delivery, or when Borrower assumes the risk of loss, whichever is earlier, and will provide coverage without geographic limitation;

(d)                                 All policies must provide that Lender is an additional insured for all aspects of general liability insurance, and is lender loss payee for all aspects of insurance relating to the theft or loss of or damage to the Collateral;

(e)                                  Borrower will furnish renewal policies or renewal evidence of insurance listing Lender as an additional insured and lender loss payee, as required by this Agreement, no later than thirty (30) days prior to the expiration of any insurance required hereby;

(f)                                   Borrower appoints Lender attorney-in-fact to apply any insurance proceeds received with respect to the Collateral.

21.                               FURTHER ASSURANCES.  Borrower agrees that if Borrower changes its name or form or jurisdiction of organization (or if a natural person or general partnership, changes his, her or its principal residence), or establishes a name in which it may do business, Borrower will immediately notify Lender of the additions or changes.  Borrower agrees upon request to promptly provide Lender with a report showing the then current location of the Collateral with such detail as Lender may reasonably request.  If Lender shall so request, Borrower shall execute and deliver to Leader such documents, including UCC financing: and continuation statements as Lender shall deem necessary or desirable for purposes of continuing this Agreement or recording or filing to protect the interest of Lender in the Collateral.  By its signature hereon, Borrower hereby authorizes Lender to execute and file against Borrower any such UCC financing, amendment and continuation statements.  All filing fees and expenses shall be borne by Borrower.  Borrower shall also execute such other agreements, documents and instruments including schedules; supplements and assignments as may be required by Lender to further set forth the terms hereof and secure the repayment of the Loan and protect Lender’s interest in the Collateral.

22.                               FURNISHING FINANCIAL INFORMATION.  During the term of this Agreement and any extensions or renewals hereof, Borrower will furnish to Lender;

(a)                                 Within; forty five (45) days after the end of each of the first three quarterly periods of Borrower’s fiscal year, a balance sheet, statement of cash flows and a statement of income of Borrower (“Financial Statements”) as of the close of such quarterly period from the beginning of the fiscal year to the date of such statement, prepared in accordance with generally accepted accounting principles, consistently applied, and in such reasonable detail as Lender may request, certified as true, complete and correct by an authorized officer of Borrower.

(b)                                 As soon as practicable, but in any event within on hundred twenty (120) days after the end of each fiscal year, a copy of its annual audited Financial Statements certified without qualification by an independent certified public accountant of recognized standing.

(c)                                  In a timely manner such Financial Statements, reports and other information as the Borrower shall send from time to time to its stockholders and/or file with the Securities and Exchange Commission and/or other materials which Lender shall reasonably request.

23.                               INCORPORATION OF COVENANTS BY REVERENCE.  Any and all affirmative, negative arid financial covenants which may be set forth in that certain Committed Line of Credit Agreement dated as of December 30, 2005 by and between Borrower and PNC Bank, National Association (the “Bank”) as the same may amended modified, supplemented or replaced and any documents or instruments relating thereto between ‘Borrower and the Bank (the “Other Documents”), are hereby incorporated herein by this reference as if set forth herein at length, as any of the foregoing may be amended or supplemented from time to time (the “Incorporated Provisions”).  Any amendments, modifications, waivers or other changes in the terms of any of the Incorporated Provisions shall automatically constitute an amendment to this Agreement without any need for further action or documentation.  Notwithstanding the foregoing, any such changes to any Incorporated Provision which operate to waive or prevent the occurrence of a default or Event of Default under any Other Document shall not be effective unless consented to in writing by Lender in its sole discretion.  If any Other Document terminates or otherwise ceases to be in full force and effect (a “Termination”), all of the incorporated Provisions of such Other Document shall survive the Termination and shall continue in full force and effect as a part of this Agreement.  At any time after a Termination, Borrower shall promptly upon Lender’s request execute and deliver to Lender an amendment to this Agreement, which amendment will expressly incorporate into this Agreement all or any number of the Incorporated Provisions of the terminated Other Document as Lender in its sole discretion shall select, as such Incorporated Provisions are in effect immediately prior to the date of Termination.  The Termination of any Other Document for any reason shall constitute an Event of Default under this Agreement, entitling Lender at its option to terminate this Agreement and to accelerate the payment of all Obligations due hereunder and under any and all other Loan Documents.

24.                               PERFORMANCE OF OBLIGATIONS OF BORROWER BY LENDER.  If Borrower fails to promptly perform any of its obligations under this Agreement, Lender may perform the same for the account of Borrower without waiving Borrower’s failure as a default.  All sums paid or expense or liability incurred by Lender in such performance (including reasonable legal fees) together with interest thereon at the highest contract rate enforceable against Borrower, but never at a higher rate than fifteen percent (15%) per annum simple interest, shall be payable by Borrower upon demand as additional sums due as an Obligation.

25.                               EVENTS OF DEFAULT.  Any of the following events or conditions shall constitute an event of default (“Event of Default”) hereunder and entitle the Lender, at its option, to avail itself of the remedies more fully set forth in paragraph 26 hereof;

(a)                                 Non-payment by the Borrower of any payment or other amount: provided for in this Agreement which continues for a period of ten (10) days following the date when due;

(b)                                 Borrower shall (i) fail to perform any covenant or requirement relating to insurance or environmental matters; (ii) fail to keep the Collateral free of any claims, levies; liens and encumbrances; (iii) fail to prevent the Collateral from being subject to a foreclosure or forfeiture proceeding, execution or attachment; or (iv)  terminate this Agreement or any other Loan Document prior payment in full of all amounts due hereunder

(c)                                  Death or judicial declarations incompetency of Borrower, if an individual, or death or judicial declaration of incompetency of an individual partner or member if Borrower is a partnership or a limited liability company;

(d)                                 The filing by or against Borrower of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship, or similar proceeding (and in the case of any such proceeding instituted against Borrower, such proceeding is not dismissed or stayed within thirty (30) days of commencement thereof, provided that Lender shall not be obligated to advance additional funds during such period);

(e)                                  Borrower shall make an assignment for the benefit of creditors, or any levy, garnishment, attachment or similar proceedings instituted against any property of Borrower held by or deposited with Lender;

(f)                                   A final judgment for the payment of money in excess of $75,000 is rendered against Borrower, or any attachment proceedings is instituted with respect to any significant portion of Borrower’s assets or property, and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed;

(g)                                  Borrower, or any affiliate of Borrower, shall default in the payment of principal and/or interest when due (whether by acceleration or otherwise) or shall default in the performance of any obligation or indebtedness owed to Lender or to any subsidiary or affiliate of Lender (whether directly as a lender to Borrower or as one lender in a bank syndicate agreeing to lend to Borrower or Borrower’s affiliate, or as holder of a participation in a loan by another lender to Borrower or

Borrower’s affiliate), which obligation shall remain in default for lack of performance or which indebtedness shall remain unpaid and unsatisfied following the conclusion of any applicable grace period in respect to such obligation or indebtedness;

(h)                                 Borrower shall make any material change in the nature of its business as carried on as of the date hereof or in the composition of its current executive management, or in its equity ownership;

(i)                                     Any event described in subparagraphs 25(c) through 25(h) hereof shall occur with respect to any guarantor or any other party liable for payment or performance of this Agreement;

(j)                                    Any certificate, statement, representation, warranty or financial statement heretofore or hereafter furnished pursuant to or in connection with this Agreement by or on behalf of Borrower or any guarantor or other party liable for payment or performance of this Agreement is false in any material respect at the time as of which the facts therein set forth were stated or certified, or omits any substantial contingent or unliquidated liability or claim against borrower or any such guarantor or other party, or upon the date of execution of this Agreement or any Request For Advance, there shall have been any materially adverse change in any of the facts disclosed by any such certificate, statement, representation or warranty, which shall not have been disclosed in writing to Lender at or prior to the time of execution of this Agreement or such Request For Advance;

(k)                                 An event of default shall have occurred under any other agreement wherein the Lender or any affiliate of the Lender is, at the time of such default, the “Lender” or “Lessor” and the Borrower or any affiliate of the Borrower is the “Borrower” or “Lessee”;

(l)                                     The Borrower shall fail to perform any non-monetary covenant, obligation, term or condition of this Agreement or any other Loan document not described in this Paragraph 25 which failure continues for a period of thirty (30) days following the earlier of the date when Borrower became aware of such failure or the date of written notice thereof to Borrower by Lender.

26.                               REMEDIES.  Upon the happening of any Event of Default hereunder, the rights and duties of the parties shall be as set forth in this Section.  Lender may elect, in its-sole discretion, to do one or more of the following upon the occurrence of an Event of Default, and at any time thereafter:

(a)                                 Lender may demand that Borrower deliver the collateral to Lender whereupon Borrower shall promptly deliver the Collateral to Lender at that place or those places designated by Lender.  If Borrower does not so deliver the Collateral, Borrower shall make the Collateral available for retaking and authorizes Lender, its employees and agents to enter the premises of Borrower and any other premises (insofar as Borrower can permit) for the purpose of retaking.  In the event of retaking, Borrower expressly waives all rights to possession and all claims for injuries to persons or property suffered through or loss caused by retaking.  Any repossession accomplished under this paragraph 26 shall not release Borrower from liability for damages of Lender sustained by reason of Borrower’s default hereunder.

(b)                                 Lender may revoke Borrower’s privilege of making payments in installments causing acceleration of all remaining payments through remaining term of this Agreement, and upon Lender’s demand, as liquidated damages, and not as a penalty, Borrower shall promptly pay to Lender the aggregate of (i) all payments, principal and interest, accrued and unpaid prior to the date of such Event of Default, (ii) all future payment due through the end of the term of this Agreement or through the end of any extension thereof as the case may be, (iii) all costs and expenses incurred by Lender in the repossession, recovery, storage, repair, inspection, appraisal, refurbishing, sale, release or other disposition of the Collateral, (iv) reasonable attorney’s fees and costs, including any fees or costs incurred by Lender in defending any action relating to this Agreement or participating in any bankruptcy or insolvency proceeding to which Borrower is a party, or otherwise incurred due to Borrower’s default, and(v) any claim for indemnity, if any, in favor of Lender hereunder.  In the event that any court having jurisdiction shall determine that in calculating changes hereunder as a result of a default by Borrower that sums payable in the future under the Agreement must be discounted to present value, the discount rate to be applied in such case shall equal the discount rate of the Federal Reserve Bank of Cleveland then in effect on the earlier of the date of entry of judgment on such claim or the date of payment of such sum by Borrower.

(c)                                  In its sole discretion, Lender may sell the Collateral or any part thereof, at public auction or by private sale or lease at such time or times and upon such terms as Lender determine, free and clear of any rights of Borrower and, if notice thereof is required by law, any notice in writing of such sale or Agreement by Lender to Borrower given not less than ten (10) days prior to the date thereof shall constitute reasonable notice thereof to Borrower.  All proceeds of the sale less (i) all expenses incurred in retaking the Collateral, making necessary repairs to the Collateral and enforcing this Agreement, (ii) all damages that lender shall have sustained by reason of Borrower’s default, and (iii) reasonable attorney’s fees and expenses shall be credited against Borrowers liability hereunder as and when received by Lender.  Sums in excess of Borrower’s liability shall belong to Borrower.  Borrower shall be liable for any deficiency.

(d)                                 The provisions of this paragraph 26 shall not prejudice Lender’s right to recover or prove damages for unpaid amounts accrued prior to default, or bar an action for a deficiency as herein provided, and the bringing of an action with an entry of judgment against Borrower shall not bar Lender’s right to repossess any or all of the Collateral.

(e)                                  Lender’s remedies shall be available to Lender’s successors and assigns, shall be in addition to all other remedies provided to it under the Uniform Commercial Code (specifically, the remedies set forth in 13 Pa. C.S. §§ 2A523(a), (b) and (c)) or by any other applicable law and may be exercised concurrently or consecutively.  BORROWER WAIVES ANY AND ALL RIGHTS TO NOTICE AND TO JUDICIAL HEARING WITH RESPECT TO THE REPOSSESSION OF THE COLLATERAL BY LENDER IN THE EVENT OF A DEFAULT HEREUNDER BY BORROWER.

27.                               BORROWER REPRESENTATIONS AND WARRANTIES.  In order to induce Lender to enter into this Agreement and to make the Loan to Borrower, Borrower represents: and warrants, as of the date hereof, and as of the date of execution of any Request For Advance hereunder; that

(a)                                 If not a natural person, Borrower is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to conduct its business as such business is presently being conducted, to own or hold property to enter into and perform its obligations under this Agreement.  Borrower is duly qualified to do business and is in good standing as a foreign entity in all state where its failure to so qualify would have a material adverse effect on its ability to perform its obligations under this Agreement.

(b)                                 Borrower has full power and authority to enter into the transactions provided for in this Agreement and has been duly authorized to do so by all necessary arid appropriate action, and when executed and delivered by Borrower, this Agreement will constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with its terms.

(c)                                  The execution, delivery, and performance by Borrower of this Agreement and all related instruments and the consummation by Borrower of the transactions contemplated hereby: (i) do not require any stockholder approval or the consent of any trustee or holder of any indebtedness or obligation of Borrower or any consent, authorization, or approval or filing of or registration with, or other actions in respect to any federal, state, governmental authority or agency (or, if so required, such approval or consent has been obtained), (ii) do not and will not result in any material violation of any term of any agreement, instrument, judgment, decree, franchise, permit, order, law, statute, rule, or governmental regulation presently applicable to it, (iii) are not in conflict with and do not constitute a default under any of the terms or provisions of, or subject the Collateral or any part thereof to any lien of, any indenture, mortgage, lease, contract, or other agreement or instrument (other than this Agreement) to which Borrower is a party or by which it or its property is bound or affected, and (iv) do not and will not contravene Borrower’s organizational documents.

(d)                                 There are no pending actions or proceedings to which Borrower is a party, and there are no other pending or threatened actions or proceedings of which Borrower has knowledge, before any court, arbitrator, or administrative agency, which either individually or in the aggregate, would materially adversely affect the financial condition of Borrower, the ability of Borrower to perform its obligation hereunder.  Further, Borrower is not in default under any material obligations for the payment of borrowed money, for the deferred purchase price of property or for the payment of any rent which, either individually or in the aggregate, would have the same such effect.

(f)                                   Under the laws of the state(s) in which the Collateral is to be located, the Collateral consists solely of personal property.

(g)                                  The financial statements of Borrower (copies of which have been furnished to Lender) have been prepared in accordance with generally accepted accounting principles consistently applied, and accurately and completely present Borrower’s financial condition and the results of its operations as of the date of and for the period covered by such statements, and since the date of such statements there has been no material adverse change in such conditions or operations.

(h)                                 The address stated on page one of this Agreement is the chief place of business and chief executive office of Borrower and the place where all books and records concerning the Collateral are kept; the address set forth on the applicable Request For Advance is the location at which the applicable Collateral is kept, and the Borrower does not conduct business under trade, assumed, or fictitious name except for “CURE Leasing & Maintenance”.

28.                               GOVERNING LAW AND JURISDICTION.  This Agreement has been delivered and accepted and will be deemed to be made in the State where the Lender’s office indicated above is located.  THIS AGREEMENT AND ALL AGREEMENTS, INSTRUMENTS AND DOCUMENTS HERETOFORE, NOW OR HEREAFTER EXECUTED BY BORROWER AND DELIVERED TO LENDER RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE LENDER’S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAW RULES.  Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where Lender’s office indicated above is located; provided that nothing contained in this agreement will prevent Lender from bringing any action, enforcing any award or judgment or exercising any rights against Borrower individually, against any security or against any of Borrower’s property within any other county, state or foreign or domestic jurisdiction.  Lender and Borrower agree that the venue provided above is the most convenient forum for both parties.  Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

29.                               NOTICES.  All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing and will be effective upon receipt.  Notices may be given in any manner to which the parties may separately agree, including electronic mail; provided that Notices relating to any Event of Default shall not be given by electronic mail.  Without limiting the foregoing, first-class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices.  Regardless of the manner in which provided, Notices may be sent to a party’s address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this paragraph.

30.                               MISCELLANEOUS

(a)                                 In this Agreement, unless Lender and Borrower otherwise agree in writing, the neuter gender includes the masculine and feminine; the singular includes the plural and the plural the singular; the word “or” shall be deemed to include “and/or”; and the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”.  Whenever the word Lender is used herein, it shall include all assignees of lender.  If there is more than one Borrower named in this Agreement, the liability of each shall be joint and several.

(b)                                 Reference to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but may to the extent such amendments and other modifications are not prohibited by the terms of this Agreement.  Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.  Unless otherwise specified by this Agreement, all accounting terms shall be interpreted and all accounting determinations shall be in accordance with GAAP.

(c)                                  Time is of the essence in the performance of this Agreement and each and all of its provisions.

(d)                                 If any provision of this Agreement is held invalid or unenforceable, the remaining provisions will not be affected thereby, and to this end, the provisions of this Agreement are declared severable.

(e)                                  If there is any conflict between the terms of any Request For Advance and this document, or between any Request For Advance and any other documents, the terms of the Request For Advance shall control.

(f)                                   Borrower will reimburse Lender for Lender’s expenses (including the reasonable fees and expenses of Lender’s outside and in-house counsel) in connection with any amendments or modifications to this Agreement or any other Loan Document, and in connection with any collection or enforcement actions hereunder or thereunder.

(g)                                  This Agreement, the Requests For Advance, and any other Loan Documents executed and delivered pursuant hereto or thereto constitute the entire agreement between Lender or Borrower with respect to the Collateral and the subject matter of this Agreement and supersede all other prior agreements and understandings whether oral or written between the parties with respect to the subject matter hereof.  This Agreement may not be changed, waived, amended or terminated except by written agreement signed by both Lender and Borrower, except that Lender may insert on the applicable Request For Advance the serial numbers of the Collateral after delivery thereof.  No express or implied waiver by Lender of any Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future and/or subsequent Event of Default whether similar in kind or otherwise but shall be effective only in the specific instance and for the purpose for which given.  No Notice to Borrower in any case will entitle Borrower to any other or further Notice in the same, similar or other circumstances.

(h)                                 Borrower hereby authorizes lender to make appropriate announcements of the lending arrangements entered into between Lender and Borrower, including but not limited to announcements which are commonly known as tombstones, in such publications and to such selected parties as Lender deems appropriate in its sole and absolute discretion.  Borrower shall not issue any press release or other public disclosures, whether written or oral, of the existence or terms of this Agreement without Lender’s prior written consent; provided, that the foregoing shall not prohibit Borrower from making any disclosures to or filings with any governmental authority, or from disclosing this Agreement to Borrower’s accountants, attorneys and other agents or to Borrower’s lenders, or from reflecting the terms of this Agreement in any financial statements or reports made public in the ordinary of Borrower’s business.

31.                               COUNTERPARTS.  This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart.  Any party executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

32.                               WAIVER OF JURY TRIAL.  EACH OF LENDER AND BORROWER HEREBY WAIVES ANY RIGHT TO DEMAND A JURY TRIAL WITH RESPECT TO ANY ACTION OR PROCEEDING INSTITUTED BY LENDER OR BORROWER IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION RELATED HERETO.  BORROWER AND LENDER ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

Borrower acknowledges that it has read and understood all the provisions of this Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof with the intent to be legally bound.

WITNESS/ATTEST:		BORROWER:
AMERIQUEST TRANSPORTATION SERVICES, INC.

By:	/s/ Pamela B. Schmitt	By:	/s/ M. Joyce	(SEAL)

Name:	Pamela B. Schmitt	Name:	M. Joyce

Title:	Director of Human Resources	Title:	CFO

Federal Tax I.D. #

WITNESS/ATTEST:		BORROWER:

AMERIQUEST LEASING & MAINTENANCE , INC.

By:	/s/ Pamela B. Schmitt	By:	/s/ M. Joyce	(SEAL)

Name:	Pamela B. Schmitt	Name:	M. Joyce

Title:	Director of Human Resources	Title:	CFO

Federal Tax I.D. #

LENDER:
PNC EQUIPMENT FINANCE, LLC

		By:	/s/ George C. Fantom	(SEAL)

		Name:	George C. Fantom

		Title:	V.P.